Exhibit 10.65
EXECUTION COPY
     INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT AND AMENDMENT NO. 2 dated as of March 24, 2006 (this “Assumption Agreement and Amendment”), related to the CREDIT AGREEMENT dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005 (the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto (solely with respect to Sections 7, 9, 11 and 12 hereof), the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent for the Lenders.
     A. The Borrower has requested that the persons set forth on Schedule I hereto (the "Incremental Term Lenders”) make Incremental Term Loans to the Borrower pursuant to Section 2.24 of the Credit Agreement.
     B. The Incremental Term Lenders are willing to make Incremental Term Loans to the Borrower on the Amendment No. 2 Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Credit Agreement.
     C. The Borrower has also requested that the Total Revolving Credit Commitment be increased from $30,000,000 to $50,000,000 and, in connection therewith, has requested that the persons set forth on Schedule II hereto (the “Increasing Revolving Credit Lenders”) provide an aggregate of $20,000,000 of additional Revolving Credit Commitments.
     D. The Increasing Revolving Credit Lenders are willing to provide such additional Revolving Credit Commitments on the Amendment No. 2 Effective Date, on the terms and subject to the conditions set forth herein and in the Credit Agreement.
     E. Additionally, the Borrower has requested certain amendments to the Credit Agreement as set forth herein, and the Required Lenders have agreed to make such amendments on and subject to the terms and conditions of this Assumption Agreement and Amendment.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Assumption Agreement and Amendment. This Assumption Agreement and Amendment shall be a “Loan Document” and, to the extent it relates to the making of Incremental Term Loans, an “Incremental Term Loan Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 2. Incremental Term Loans. (a) Each Incremental Term Lender hereby agrees, severally and not jointly, to make (i) an Incremental Term Loan to the Borrower on the Amendment No. 2 Effective Date and (ii) an Incremental Term Loan to the Borrower on one

occasion during the period commencing on and including the first Business Day following the Amendment No. 2 Effective Date and ending on and including the date that is 30 days after the Amendment No. 2 Effective Date (the "Incremental Delayed Draw Availability Period”), in an aggregate principal amount for all such Incremental Term Loans not to exceed the Incremental Term Loan amount set forth next to such Incremental Term Lender’s name on Schedule I attached hereto.
          (b) All such Incremental Term Loans shall constitute “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents; provided that (i) until the earlier to occur of (x) the making of Incremental Term Loans pursuant to clause (a)(ii) of this Section 2 and (y) the expiration of the Incremental Delayed Draw Availability Period, no assignment of any Lender’s Incremental Term Loans made pursuant to clause (a)(i) of this Section 2 may be made unless a pro rata portion of such Lender’s commitment to make Incremental Term Loans pursuant to clause (a)(ii) of this Section 2 is assigned simultaneously to the same assignee (and vice versa), and (ii) no portion of the amortization payment scheduled to be made on March 31, 2006 pursuant to Section 2.11(a) of the Credit Agreement shall be applied to any Incremental Term Loans made pursuant to this Assumption Agreement and Amendment.
          (c) The proceeds of the Incremental Term Loans are to be used by the Borrower solely (i) to finance one or more Permitted Acquisitions, (ii) to repay outstanding Revolving Loans, (iii) to pay related fees and expenses, (iv) to redeem the Mezzanine Warrants and (v) for other general corporate purposes of the Borrower and the Subsidiaries.
     SECTION 3. Additional Revolving Credit Commitments; Increase in Total Revolving Credit Commitment. (a) Each Increasing Revolving Credit Lender, effective upon the Amendment No. 2 Effective Date, hereby agrees that (i) in respect of each Increasing Revolving Credit Lender that is a Revolving Credit Lender immediately prior to the Amendment No. 2 Effective Date, such Increasing Revolving Credit Lender’s Revolving Credit Commitment in effect immediately prior to the Amendment No. 2 Effective Date shall be increased by the amount set forth next to such Increasing Revolving Credit Lender’s name on Schedule II hereto, and (ii) in respect of each Increasing Revolving Credit Lender that is not a Revolving Credit Lender immediately prior to the Amendment No. 2 Effective Date, such Increasing Revolving Credit Lender’s Revolving Credit Commitment shall be the amount set forth next to such Increasing Revolving Credit Lender’s name on Schedule II hereto. All such additional Revolving Credit Commitments shall constitute “Revolving Credit Commitments” and all Increasing Revolving Credit Lenders shall constitute “Lenders”, in each case for all purposes of the Credit Agreement and the other Loan Documents. The Required Lenders hereby consent to the increase in the Total Revolving Credit Commitment resulting from the additional Revolving Credit Commitments being provided by the Increasing Revolving Credit Lenders hereunder.
          (b) In order to effectuate the increase in Revolving Credit Commitments contemplated hereby, each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any such increase in Revolving Credit Commitments, the outstanding Revolving Loans (if any) are held by the Revolving Credit Lenders in accordance with their new applicable Pro Rata Percentages. This may be accomplished at the discretion of the Administrative Agent, following consultation with the Borrower, (i) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Credit Borrowing to be made on the Amendment No. 2 Effective Date, (ii) by causing non-Increasing Revolving Credit Lenders to assign portions of their outstanding Revolving Loans to Increasing Revolving Credit Lenders, or (iii) by any

combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 2.16 of the Credit Agreement, but shall otherwise be without premium or penalty.
     SECTION 4. Conditions Precedent to Incremental Term Loans and Increase in Revolving Credit Commitments. (a) The obligation of the Incremental Term Lenders to make Incremental Term Loans and of the Increasing Revolving Credit Lenders to provide additional Revolving Credit Commitments hereunder on the Amendment No. 2 Effective Date shall be subject to the satisfaction of the following conditions precedent:
     (i) On the Amendment No. 2 Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 2 Effective Date and executed by a Financial Officer of the Borrower.
     (ii) The Administrative Agent shall have received (with sufficient copies for each Incremental Term Lender and each Increasing Revolving Credit Lender) such legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably required by the Incremental Term Lenders and the Increasing Revolving Credit Lenders, in each case consistent with those delivered on the Closing Date under clauses (a), (c) and (d) of Section 4.02 of the Credit Agreement.
     (iii) The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date and executed by a Financial Officer of the Borrower, confirming that the Borrower will be in Pro Forma Compliance after giving effect to the making of the Incremental Term Loans on the Amendment No. 2 Effective Date and the application of the proceeds therefrom.
     (iv) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
          (b) The obligations of the Incremental Term Lenders to make Incremental Term Loans hereunder after the Amendment No. 2 Effective Date shall be subject to the satisfaction of the following conditions precedent:
     (i) On the date of the making of such Incremental Term Loans, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of such date and executed by a Financial Officer of the Borrower.
     (ii) The Administrative Agent shall have received a certificate, dated such date and executed by a Financial Officer of the Borrower, confirming that the Borrower will be in Pro Forma Compliance after giving effect to the making of the Incremental Term Loans to be made on such date and the application of the proceeds therefrom.
     SECTION 5. Amendments to Credit Agreement. Effective as of the Amendment No. 2 Effective Date:

          (a) The Preliminary Statement to the Credit Agreement is hereby amended by deleting “$30,000,000” at the end of clause (b) of the first sentence therein and substituting therefor “$50,000,000”.
          (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
     ”Amendment No. 2” shall mean the Incremental Term Loan Assumption Agreement and Amendment No. 2 related to this Agreement dated as of March 24, 2006.
     ”Amendment No. 2 Effective Date” shall have the meaning assigned to such term in Amendment No. 2.
     ”Earn-Out Obligation” shall mean an obligation to pay the seller in a Permitted Acquisition a future payment that is contingent upon the financial performance of the Acquired Entity.
     ”Mezzanine Warrants” shall mean the warrants referred to in clauses (a) and (c) of the definition of the term “Warrants”.”
          (c) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)	by deleting “2.25%” at the end of clause (a) therein and substituting therefor “2.50%”; and

(ii)	by deleting “1.25%” at the end of clause (b) therein and substituting therefor “1.50%”.
          (d) The definition of the term “Incremental Term Loan Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     ”Incremental Term Loan Amount” shall mean, at any time after the Amendment No. 2 Effective Date (any such time referred to as the “Measuring Date”), the excess, if any, of (a) $150,000,000 over (b) the aggregate amount of all Incremental Term Commitments established after the Amendment No. 2 Effective Date (but prior to the Measuring Date) pursuant to Section 2.24.”
          (e) The definition of the term “Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “contingent earn-out obligations” in the parenthetical at the end of clause (e) therein and substituting therefor the words “Earn-Out Obligations”.
          (f) The definition of the term “Restricted Payment” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
     “For the avoidance of doubt, any payment made in respect of an Earn-Out Obligation is not a Restricted Payment.”
          (g) To give effect to the making of the Incremental Term Loans hereunder and the treatment thereof as “Term Loans” for all purposes of the Credit Agreement, Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     ”(a) The Borrower shall pay to the Administrative Agent, for the accounts of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.24(d)) equal to the amount set forth below for such date (it being understood that such amounts assume the funding in full on or prior to March 31, 2006, of all Incremental Term Commitments established under Amendment No. 2, and that if such Incremental Term Commitments are not so funded in full, the amounts set forth below will be adjusted downward accordingly), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2004	$180,000
March 31, 2005	$180,000
June 30, 2005	$360,000
September 30, 2005	$360,000
December 31, 2005	$360,000
March 31, 2006	$360,000
June 30, 2006	$530,000
September 30, 2006	$530,000
December 31, 2006	$530,000
March 31, 2007	$530,000
June 30, 2007	$530,000
September 30, 2007	$530,000
December 31, 2007	$530,000
March 31, 2008	$530,000
June 30, 2008	$530,000
September 30, 2008	$530,000
December 31, 2008	$51,225,000
March 31, 2009	$51,225,000
June 30, 2009	$51,225,000
Term Loan Maturity Date	$51,225,000
          (h) Section 6.01(e) of the Credit Agreement is hereby amended by deleting “$10,000,000” therein and substituting “$15,000,000” therefor.
          (i) Section 6.01(f) of the Credit Agreement is hereby amended by deleting “$10,000,000” therein and substituting “$15,000,000” therefor.

          (j) Section 6.01(n) of the Credit Agreement is hereby amended by deleting “$15,000,000” therein and substituting “$20,000,000” therefor.
          (k) Section 6.04(g) of the Credit Agreement is hereby amended by adding the words “or division” after the words “or line of business” in the first sentence thereof.
          (l) Section 6.04(k) of the Credit Agreement is hereby amended by deleting the reference to “$7,500,000” in both places therein and substituting “10,000,000” therefor.
          (m) Clause (ii)(z) of Section 6.05(a) is hereby amended by adding the words “and investments and acquisitions permitted under Section 6.04” at the end thereof.
          (n) Section 6.07(e) of the Credit Agreement is hereby amended as follows:
(i)	by deleting the reference to “$250,000” in both places therein and substituting “500,000” therefor; and

(ii)	by adding the following sentence at the end thereof:

“For the avoidance of doubt, the Borrower may make payments in respect of Earn-Out Obligations to the extent permitted by Section 6.15.”
          (o) Clause (ii) of Section 6.09(c) is amended in its entirety to read as follows:
"(ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, except that in either case the Borrower may (A) pay, satisfy and discharge the Mezzanine Warrant Put Right if, when and to the extent exercised, and (B) redeem the Mezzanine Warrants”.
          (p) Section 6.12 of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Period	Ratio
Amendment No. 2 Effective Date through September 30, 2006	3.00 to 1.00
October 1, 2006 through September 30, 2007	3.25 to 1.00
October 1, 2007 through September 30, 2008	3.50 to 1.00
Thereafter	4.00 to 1.00
          (q) Section 6.13 of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Period	Ratio
Amendment No. 2 Effective Date through September 30, 2006	4.50 to 1.00
October 1, 2006 through September 30, 2007	3.75 to 1.00
October 1, 2007 through September 30, 2008	3.25 to 1.00
Thereafter	3.00 to 1.00
          (r) Article VI is hereby amended by adding a new Section 6.15 at the end thereof as follows:
     “SECTION 6.15. Earn-Out Obligations. Make or agree to make, directly or indirectly, any payment in respect of an Earn-Out Obligation; provided, however, that the Borrower may make a payment in respect of any Earn-Out Obligation so long as (a) at the time thereof and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or result therefrom, (ii) there would be at least $5,000,000 of unused and available Revolving Credit Commitments and (iii) the Borrower would be in Pro Forma Compliance (assuming, for purposes of making such determination with respect to the covenant set forth in Section 6.14, that the maximum Leverage Ratio then permitted by such covenant is 0.25 to 1.00 lower than the Leverage Ratio actually set forth therein and in effect at the time such determination is made) and (b) the aggregate amount of payments made in respect of Earn-Out Obligations does not exceed (i) $5,000,000 during the fiscal year ending September 30, 2006, (ii) an aggregate amount of $21,000,000 for the two-fiscal-year period ending September 30, 2008 and (iii) $5,000,000 in any fiscal year thereafter.”
     SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Assumption Agreement and Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 2 Effective Date:
          (a) This Assumption Agreement and Amendment has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.
          (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
          (c) No Default or Event of Default has occurred and is continuing.
     SECTION 7. Effectiveness. This Assumption Agreement and Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) that the Administrative Agent shall have received counterparts of this Assumption Agreement and Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Required Lenders, (iv) each Incremental Term Lender and (v) each Increasing Revolving Credit Lender.
     SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Assumption Agreement and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Assumption Agreement and Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.
     SECTION 9. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Assumption Agreement and Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Assumption Agreement and Amendment, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including the Incremental Term Loans.
     SECTION 10. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Assumption Agreement and Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     SECTION 11. Counterparts. This Assumption Agreement and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Assumption Agreement and Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 12. Applicable Law. THIS ASSUMPTION AGREEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13. Headings. The headings of this Assumption Agreement and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

By
/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Executive Vice President and CFO

HUMAN FACTORS APPLICATIONS, INC.,

By
/s/ C. Randall Crawford

	Name:	C. Randall Crawford
	Title:	President

ALION-METI CORPORATION,

By
/s/ Barry S. Watson

	Name:	Barry S. Watson
	Title:	President

ALION-CATI CORPORATION,

By
/s/ Rob Goff

	Name:	Rob Goff
	Title:	President

ALION-JJMA CORPORATION,

By
/s/ Rob Goff

	Name:	Rob Goff
	Title:	President

BMH ASSOCIATES, INC.,
By
/s/ Rob Goff

	Name:	Rob Goff
	Title:	President

WASHINGTON CONSULTING, INC.,

By
/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
individually and as Administrative Agent

By
/s/ Robert Hetu

	Name:	Robert Hetu
	Title:	Managing Director

By
/s/ Cassandra Droogan

	Name:	Cassandra Droogan
	Title:	Vice President

SCHEDULE I
Incremental Term Lenders

Incremental Term Loan
Incremental Term Lender	Amount
Credit Suisse, Cayman Islands Branch	$68,000,000.00

TOTAL COMMITMENT	$68,000,000.00

SCHEDULE II
Increasing Revolving Credit Lenders

Additional Revolving
Credit Commitment
Increasing Revolving Credit Lender	Amount
Credit Suisse, Cayman Islands Branch	$5,000,000.00
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.	$15,000,000.00

TOTAL COMMITMENT	$20,000,000.00